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                                                                    EXHIBIT 21.1


                              eLOYALTY SUBSIDIARIES



Name of Company                             Jurisdiction of Incorporation
---------------                             -----------------------------

eLoyalty Europe Holding Corporation                    Delaware
eLoyalty International Holding, Inc.                   Illinois
Geising International, Ltd.                            New York
eLoyalty (Netherlands) B.V.                            Netherlands
eLoyalty (Canada) Corporation                          Canada
eLoyalty de Venezuela, C.A.                            Venezuela
eLoyalty de Mexico, S. de R.L. de C.V.                 Mexico
eLoyalty do Brasil Ltda.                               Brazil
eLoyalty (Switzerland) Ltd.                            Switzerland
eLoyalty (Deutschland) GmbH                            Germany
eLoyalty (UK) Limited                                  England & Wales
eLoyalty (France) S.A.R.L.                             France
eLoyalty Corporation (Australia) Pty. Ltd.             Australia
eLoyalty International Limited                         Ireland